EXHIBIT 23.1



                   [May & Company letterhead]











We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 25, 1996, on our audits of the consolidated financial statements of Britton & Koontz Capital Corporation and Subsidiary as of December 31, 1995 and 1994 and for each of the years then ended, which report is included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.


                                            /s/ May & Company


Vicksburg, Mississippi
January 29, 1997